Exhibit 10.2
MEMBERSHIP INTEREST PURCHASE AGREEMENT
This Membership Interest Purchase Agreement (this “Agreement”) is entered into as of September 27, 2021 (the “Effective Date”), by and among Nant Capital, LLC, a Delaware limited liability company (“Buyer”) and ImmunityBio, Inc., a Delaware corporation (“Seller”). Each of Buyer and Seller are referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
A.    Seller is the sole member of 557 Doug St, LLC, a California limited liability company (the “Company”).
B.    This Agreement contemplates a transaction pursuant to which Buyer will purchase from Seller, and Seller will sell to Buyer, 100% of the outstanding membership interests in the Company, which purchase and sale the Parties desire to consummate on the Effective Date (the “Closing Date”), in accordance with the terms and conditions of this Agreement.
AGREEMENT
Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.
ARTICLE I
DEFINITIONS
1.1Definitions. The definitions set forth in Exhibit Z attached hereto will apply throughout this Agreement.
1.2Construction of Certain Terms and Phrases. Unless the context otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement (including any schedules, exhibits and attachments hereto), and not to any particular article, clause, paragraph section, subparagraph or subsection contained in this Agreement; (d) all references to articles, clauses, paragraphs, section, subparagraphs, subsection or the terms “Article,” “Exhibit” or “Section” refer to the specified article, clause, paragraph, section, subparagraph, subsection, Article, Exhibit or Section of this Agreement; (e) the phrases “ordinary course of business” and “ordinary course of business consistent with past practice” refer to the business and practice of the Person specified; (f) all references to statutes and related regulations will include all amendments of the same and any successor or replacement statutes and regulations; (g) references to any Person will be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of any Governmental Authority, Persons succeeding to the relevant functions of such Person); (h) reference to the words “include” and “including” will mean and be read as “include without limitation” and “including without limitation;” and (i) the title of and the article, clause, paragraph, section, subparagraph and subsection headings contained in this Agreement are for convenience of reference only and will not affect or govern the interpretation of any covenant, term or provision of this Agreement. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless this Agreement expressly specifies business days. All accounting terms used herein and not expressly defined herein have the meanings given to them under GAAP. The Exhibits and Schedules attached to this Agreement are hereby incorporated by reference.
ARTICLE II
PURCHASE AND SALE OF THE COMPANY INTERESTS
2.1Purchase and Sale. On and subject to the terms and conditions of this Agreement, effective as of the Effective Date, Buyer purchases from Seller, and Seller sells to Buyer, 100% of the outstanding membership interests in the Company (collectively, the “Company Interests”), free and clear of all Encumbrances. Seller agrees that, upon the effectiveness of the assignment of the Company Interests from Seller to Buyer as of the Effective Date, Buyer will be deemed to have become the sole member of the Company as of the Effective Date, and Seller will be deemed to have ceased to be a member of the Company and not have any interest in the Company as a member of the Company on and after the Effective Date.
2.2Purchase Price. In consideration of the Company Interests, Buyer agrees to pay to Seller Twenty-Two Million Dollars ($22,000,000.00), concurrent with the execution and delivery of this Agreement (the “Purchase Price”).
2.3Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will become effective as of the Effective Date upon and via the Parties’ remote exchange of closing deliveries in accordance with Section 2.4.
2.4Deliveries at Closing. On the Closing Date, (i) Seller will deliver to Buyer the various certificates, instruments, and documents referred to in Section 6.1, and (ii) Buyer will deliver to Seller the payment and various certificates, instruments, and documents referred to in Section 6.2.
2.5Proration of Costs Related to the Real Property. The parties hereby agree that all real and personal property taxes, utilities and other operating expenses for the Real Property (internet, IT services and local tax) accruing (a) prior to Closing shall be the responsibility of and paid when due by Seller and (b) from and after such date shall be the responsibility of and paid when due by Buyer (except as allocated in the Lease). All prorations shall be made on the basis of the actual number of days of the month which have elapsed as of 12:01 a.m. on the Closing Date. All prorations which can be reasonably estimated as of the Closing Date shall be made through an adjustment to the amounts payable under Sections 2.2 above on the Closing Date. Buyer and Seller have agreed upon a schedule of prorations in accordance with the provisions of this section which is as complete and accurate as is reasonably possible. The additional amount of the credit to Buyer pursuant to the estimated schedule of prorations agreed between Buyer and Seller pursuant to this Section 2.5 is $67,373.00; and the net amount to be wired at Closing is $21,932,627.00. All prorations and any adjustments to the initial estimated prorations, shall be made by Buyer and Seller within thirty (30) days following the Closing or such later time as may be reasonably required, in the exercise of due diligence to obtain the necessary information. Any net credit due one party from the other as the result of such post-Closing prorations and adjustments shall be paid to the other in cash immediately upon the parties’ written agreement to a final schedule of post-Closing adjustments and prorations.
ARTICLE III
PARTIES’ REPRESENTATIONS AND WARRANTIES
3.1Seller’s Representations and Warranties. Seller represents and warrants to Buyer that the statements contained in this Section 3.1 are correct as of the Closing Date.
(a)Organization. Seller (i) is an entity duly organized, validly existing, (ii) is in good standing under the laws of the jurisdiction of its organization, (iii) has the entity power to own its properties and to conduct its business as now being conducted, (iv) is duly qualified to do business and is in good standing in the jurisdiction where the Real Property is located, and (v) is not in violation of any of the provisions of its Organizational Documents.
(b)Authorization of Transaction. Seller has full and all requisite power and authority to execute and deliver this Agreement and to perform Seller’s obligations hereunder. Assuming due authorization, execution and delivery by each other party hereto, this Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the rights of creditors, and general principles of equity.
(c)Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of any of the Organizational Documents of Seller, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which Seller is bound or to which any of Seller’s assets is subject, or (iii) result in the imposition or creation of any Encumbrances upon or with respect to any of the assets of the Company, in each case, in a manner that will materially and adversely impact the ability of the Parties to consummate the transactions contemplated by this Agreement.
(d)Brokers’ Fees. Seller has not agreed to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer or the Company could become liable or obligated.
(e)Company Interests. The Company Interests are the sole interests in the Company held by Seller. No Person has a right to acquire any securities in the Company from Seller. Seller holds beneficially and of record 100% of all equity interests in the Company, free and clear of all Encumbrances. Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Units.
3.2Buyer’s Representations and Warranties. Buyer represents and warrants to Seller that the statements contained in this Section 3.2 are correct as of the Closing Date.
(a)Organization of Buyer. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.
(b)Authorization of Transaction. Buyer has full and all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the sole managing member of Buyer has duly authorized the execution, delivery, and performance of this Agreement by Buyer. Assuming due authorization, execution and delivery by each other party hereto, this Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the rights of creditors, and general principles of equity.
(c)Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of any of the Organizational Documents of Buyer, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject, or (iii) result in the imposition or creation of a Lien upon or with respect to any of the assets of Buyer, in each case, in a manner that will materially and adversely impact the ability of the Parties to consummate the transactions contemplated by this Agreement.
(d)Brokers’ Fees. Buyer has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller or the Company could become liable or obligated.
(e)Investment. Buyer is not acquiring the Company Interests with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. Buyer was not formed for the specific purpose of acquiring the Company Interests. Buyer is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Buyer understands that the Company Interests have not been registered under the Securities Act or any state or foreign securities laws by reason of specified exemptions therefrom that depend upon, among other things, the bona fide nature of its investment intent as expressed herein and as explicitly acknowledged hereby and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act or under applicable state or foreign law unless an applicable exemption from registration is available.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES CONCERNING COMPANY
Seller represents and warrants to Buyer that the statements contained in this Article IV are correct as of the Closing Date, except as set forth in the disclosure schedule delivered by them to Buyer on the Closing Date (the “Disclosure Schedule”). The Disclosure Schedule will be arranged in sections and subsections corresponding to the lettered and numbered sections and subsections contained in this Article IV.
4.1Organization. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. The Company has the limited liability company power to own its properties and to conduct its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction where the Company’s properties are owned or its business is conducted. The Company is not in violation of any of the provisions of its Organizational Documents.
4.2Broker’s Fees. The Company has not agreed to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.
4.3Company Interests. All the issued and outstanding equity and other security interests in the Company consist solely of the Company Interests held by Seller immediately prior to the Closing. Other than the Company Interests, there are no other issued and outstanding securities in the Company. There are no outstanding commitments or agreements to issue any securities in the Company, and no Person has a right to acquire any securities in the Company from the Company. All the Company Interests are duly authorized, validly issued, fully paid and non-assessable and are free of any Encumbrances. The Company has issued all of the Company Interests solely to Seller in full compliance with all applicable legal requirements and all requirements set forth in applicable agreements. There are no outstanding equity appreciation, phantom equity, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any securities of the Company. There is no Liability for distributions accrued and unpaid by the Company. None of the Company Interests are certificated.
4.4Title to Assets. The Company has title to all of its properties and assets, all of which are free and clear of all Encumbrances, other than Permitted Encumbrances. The Real Property is the only asset owned by the Company.
4.5Subsidiaries. The Company has no Subsidiaries.
4.6Undisclosed Liabilities. Except as set forth on the Disclosure Schedule, the Company does not have any Liabilities.

4.7Legal Compliance. The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of federal, state, local, and non-U.S. governments (and all agencies thereof), and, to the Company’s knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply.
4.8Tax Matters. The Company has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all respects and were prepared in compliance with all applicable laws and regulations. All Taxes due and owing by the Company (whether shown on any Tax Return) have been timely paid other than real property taxes that are not yet delinquent. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for Taxes or any failure to pay Taxes (other than Taxes not yet delinquent) on any of the assets of the Company.
4.9Real Property. The Company owns the Real Property free and clear of all liens, claims and Encumbrances of any kind or nature whatsoever other than Permitted Encumbrances. To the Seller’s knowledge, the Real Property is in compliance in all material respects with all applicable real estate laws. There are no leases of the Real Property and no tenants, licensees or occupants have any possessory rights to the Real Property.
4.10Contracts. The Company is not a party to any material contract or agreement (written or oral).
4.11Insurance. With respect to each insurance policy covering the Real Property: (a) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (b) the Company has not, and no other party to the policy has, repudiated any provision thereof.
4.12Litigation. To Seller’s knowledge, Seller has not received written notice of any claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or currently threatened against the Company.
4.13Employees. The Company has no employees.
4.14Environmental, Health, and Safety Matters. Since acquiring the Real Property, the Company has at all times complied and is in compliance with all applicable Environmental, Health, and Safety Requirements, except where the failure to so comply will not have a Material Adverse Effect. Without limiting the generality of the foregoing, since acquiring the Real Property the Company has obtained and at all times complied with, and in compliance with, all permits, licenses, and other authorizations that are required of the Company pursuant to applicable Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its businesses, except where the failure to so comply will not have a Material Adverse Effect.
4.15Permits. To Seller’s knowledge, the Company has all material franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and any similar right or authority obtained from governments and governmental agencies necessary for the conduct of the Business, except when the failure to have such right or authority will not, individually or when aggregated with other failures, have a Material Adverse Effect. The Company is not in default in any material respects under any of such franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and any similar right or authority except to the extent such default would not have a Material Adverse Effect.
4.16FCPA. The Company, directly or indirectly, has not, in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and the rules and regulations thereunder, in order to obtain or retain business or gain an unfair advantage, directly or indirectly, corruptly: (i) offered, paid or promised to pay, or authorized the payment of any money or other thing of value (including any fee, gift, sample, travel expense or entertainment) to: (A) any Person who is an official, officer, agent, employee or representative of any governmental entity; (B) any political party or official thereof; or (C) any candidate for political or political party office; or (ii) made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment. No Person with whom the Company has done business or engaged in any transaction (i) is currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury, and/or on any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing statute, executive order or regulation, and (ii) is a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law or executive order of the President of the United States.
ARTICLE V
POST-CLOSING COVENANTS
The Parties agree as follows with respect to the period following the Closing:
5.1Further Assurances. If, at any time after the Closing, any further actions are necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under this Agreement).
5.2Confidentiality. From and after the Closing Date, each Party will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information of any other Party except in connection with this Agreement, and deliver promptly to the other Party or destroy, at the request and option of the disclosing Party, all tangible embodiments (and all copies) of the Confidential Information that are in his or its possession. If any Party is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information of the other, such Person will notify the disclosing Party promptly of the request or requirement so that the disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 5.2. If, in the absence of a protective order or the receipt of a waiver hereunder, any Party is, on the advice of counsel, compelled to disclose any Confidential Information of any other Party to any tribunal or else stand liable for contempt, such Person may disclose the Confidential Information to the tribunal; provided, that if it legally able to do so, the Person required to disclose the Confidential Information of another Party will use the Person’s commercially reasonable efforts to obtain, at the request of the Party whose Confidential Information is being disclosed, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed. The foregoing provisions will not apply to any Confidential Information that is generally available to the public immediately prior to the time of disclosure, unless such Confidential Information is so available due to a breach of this Section 5.2.
5.3Transfer Tax. After the Closing, Seller shall be responsible for payment of any documentary or transfer tax payable in connection with the transactions contemplated herein.
5.4Leaseback. Within thirty (30) days of Closing, Buyer and Seller shall enter into a lease back agreement (the “Lease”) in a form prepared by Buyer and reasonably acceptable to Seller, pursuant to which Seller, as tenant, shall lease from Company, as landlord, the building located on the Real Property. On or prior to the date which is ten (10) days after the Closing, Buyer shall deliver to Seller an initial draft of the Lease. Although the exact terms and provisions of the Lease will be negotiated, the parties generally agree that the Lease will include the basic terms set forth on Schedule 5.4 attached hereto.
ARTICLE VI
ACTIONS AT OR PRIOR TO CLOSING
At or prior to the Closing:
6.1Seller’s Actions. Buyer may waive the performance of any of the following actions required at or prior to the Closing:
(a)Seller will have duly executed and delivered to Buyer the Assignment and Assumption of Membership Interests, in the form attached as Exhibit A to this Agreement, to be effective as of the Effective Date;
(b)Seller will have delivered to Buyer a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Code Section 1445 stating that such Seller is not a “foreign person” as defined in Code Section 1445;

(c)Seller will have delivered to Buyer a copy of the Certificate of Organization (or similar Organizational Document) of the Company certified on or soon before the Closing Date by the Secretary of State of the State in which such entity was formed;
(d)Seller will have delivered to Buyer a copy of the certificate of good standing of the Company issued on or soon before the Closing Date by the Secretary of State of each State in which such entity was formed and is qualified to do business;
(e)Seller will have delivered to Buyer a certificate of the manager of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, as to: (i) no amendments to the certificate of formation (or similar Organization Document) of the Company since the date of certification specified in Section 6.1(d); (ii) any other Organizational Documents of the Company, and (iii) any resolutions of the manager of the Company relating to this Agreement and the transactions contemplated hereby.
6.2Buyer Actions. Seller’s Representative may waive the performance of any of the following actions required at or prior to the Closing:
(a)Buyer will have delivered to Seller the Purchase Price in accordance with Section 2.2;
(b)All actions to be taken by Buyer in connection with consummation of the transactions contemplated this Agreement, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated this Agreement, will be reasonably satisfactory in form and substance to Seller.
ARTICLE VII
REMEDIES FOR BREACHES OF THIS AGREEMENT
7.1Survival of Representations and Warranties. All claims based on breaches of the representations and warranties set forth in Article III of this Agreement will survive the Closing and continue in full force and effect indefinitely (subject to any applicable statutes of limitations). All claims based on breaches of the representations and warranties of Seller contained in Article IV of this Agreement (subject to exclusions set forth in the proviso attached to the end of this sentence) will survive the Closing and continue in full force and effect indefinitely. All claims based on (i) any breach of any of the covenants and agreements in this Agreement, and (ii) fraud may be made at any time and will survive the Closing (subject to any applicable statutes of limitations).
7.2Indemnification Provisions for Buyer’s Benefit.
(a)Seller will indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any of the following:

(i)any breach (or the alleged breach) of any of the representations or warranties made by Seller under Article IV of this Agreement (determined without regard to any limitations or qualifications by materiality), subject to limitations set forth in Section 7.5; or
(ii)any fraud by Seller.
(b)Seller will indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any of the following:
(i)any breach (or the alleged breach) of any of the representations or warranties made by Seller under in Article III of this Agreement; or
(ii)any breach (or the alleged breach) of any of the agreements or covenants made by such Person under this Agreement.
7.3Indemnification Provisions for Benefit of Seller. Buyer will indemnify Seller from and against the entirety of any Adverse Consequences Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any of the following:
(a)any breach (or the alleged breach) of any of representations, warranties, agreements, and covenants made by Buyer contained in this Agreement; or
(b)any fraud by Buyer.
7.4Matters Involving Third Parties.
(a)If any third party notifies any Party (the “Indemnified Party”) with respect to any matter (a “Third-Party Claim”) that may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Article VII (each, an “Indemnification Notice”), then the Indemnified Party will promptly notify each Indemnifying Party thereof in writing; provided, that no delay on the part of the Indemnified Party in delivering the Indemnification Notice to any Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.
(b)Upon receipt of an Indemnification Notice, each Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party, so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 30 days after the receipt of the Indemnification Notice that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim; provided, that if the Indemnifying Party believes that it is not responsible for indemnification under this Article VII, the giving of the notice under item (i) of this sentence will not prohibit the Indemnified Party from challenging the indemnity obligation hereunder, (ii) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (iii) the Indemnifying Party conducts the defense of the Third-Party Claim in a reasonably diligent manner.
(c)So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with Section 7.4(b) above, (i) the Indemnifying Party may continue its efforts to reduce or limit the damages arising out of the Third-Party Claim, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim, (iii) the Indemnified Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld; provided, that, notwithstanding the forgoing, the Indemnifying Party may at all times refuse to consent (regardless of whether the Indemnified Party believes the lack of consent is unreasonable, if the settlement of or an adverse judgment with respect to the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party), and (iv) the Indemnifying Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld).
(d)If any of the conditions in Section 7.4(b) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner it may reasonably deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the reasonable costs of defending against the Third-Party Claim (including all reasonable attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this Article VII.
7.5Limitations On and Other Matters Regarding Indemnification. The indemnification obligations of Seller under Section 7.2(a)(i), subject to exclusions set forth in the proviso attached to the end of this sentence, will (i) be effective only after the aggregate amount of all claims for which Seller is liable thereunder exceeds $25,000 (the “Indemnification Basket”), upon which occurrence Seller will be liable for the entire amount of such liability.
7.6Determination of Adverse Consequences. The Parties will take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Article VII. All indemnification payments under Article VII will be deemed as adjustments to the Purchase Price.
7.7Exclusive Remedy. All claims made in connection with any breach of any representation or warranty contained in Article III or Article IV of this Agreement will be made under Article VII, which, from and after the Closing, will be the exclusive remedy for any Party hereto for any such breach, and each Party hereby waives the right to assert, and agrees not to assert, any other remedy. For purposes of clarification, this Section 7.7 may not be interpreted in any manner to limit or otherwise impair the Parties’ rights under any provisions of this Agreement that is not part of Article III or Article IV.
7.8Specific Performance. Except as otherwise set forth in Section 7.7, each Party will be entitled to injunctive relief to prevent breaches of any provisions of this Agreement and to enforce specifically any terms and provisions of this Agreement, in addition to any other remedy to which such Party may be entitled, at law or in equity. In particular, the Parties acknowledge that the Business is unique and recognize and affirm that if Seller breaches any agreement or covenant of this Agreement, or commits fraud, money damages may be inadequate and Buyer may have no adequate remedy at law, so that Buyer will have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Seller’s obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.
7.9Speculative Damages. Notwithstanding any implication to the contrary contained in this Agreement, no Party will be liable for, nor will the measure of damages include, any speculative or (absent fraud) punitive damages (“Speculative Damages”) arising out of or relating to its performance or failure to perform under this Agreement, regardless of the basis on which a Party is entitled to claim damages, whether in contract or tort (including breach of warranty, negligence and strict liability) even if such Party has been advised of the possibility of such damages, unless such Speculative Damages are included in a Third-Party Claim and the Indemnified Party is liable to the third party claimant for such Speculative Damages.
7.10Buyer’s Knowledge. Buyer acknowledges and agrees that it is familiar with the Company and its assets, and in no event shall Seller have any liability to Buyer with respect to the breach of any representation or warranty in this Agreement to the extent Buyer knew of such breach as of the Closing or the Closing Date.
ARTICLE VIII
MISCELLANEOUS
8.1No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.
8.2Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and the documents referred to herein and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.
8.3Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her, or its rights, interests, or obligations hereunder without the prior written approval of all of the Parties; provided, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless will remain responsible for the performance of all of its obligations hereunder).
8.4Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or scanned signatures), each of which will be deemed an original but all of which together will constitute one and the same instrument.
8.5Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
8.6Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder will be deemed duly given (i) when delivered personally to the recipient, (ii) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) 1 business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) 4 business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

Seller:	ImmunityBio, Inc.
2040 East Mariposa Avenue
El Segundo, California 90245
Attention: David Sachs

Buyer:	Nant Capital, LLC
9922 Jefferson Boulevard
Culver City, California 90232
Attention: Charles Kenworthy
Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.
8.7Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.
8.8ADR. If a dispute arises between the Parties, they must promptly hold a meeting or teleconference attended by individuals with decision-making authority regarding the dispute to attempt in good faith to negotiate a resolution of the dispute. The Parties agree to participate in good faith discussions for a period of not less than 5 business days. If the Parties are not successful in resolving the dispute through good faith discussions, then either Party may initiate arbitration by submitting the dispute to JAMS in County of Los Angeles, State of California. There will be only one arbitrator appointed, who will be a retired or former judge of either the U.S. District Court in State of California or the California Superior Court and not have any prior association with the Parties. If the Parties are unable to agree upon an arbitrator, JAMS will select the arbitrator in accordance with its applicable rules. The arbitrator will apply the law applicable to this Agreement. The arbitrator may only award monetary damages, subject to any limitation of liability set forth in this Agreement. All arbitration proceedings will be confidential. The arbitration award will be binding upon the Parties and a judgment or decree upon the award may be entered in the U.S. District Court in the Southern District of State of California or in the California Superior Court in the County of Los Angeles over the subject matter of the controversy. The prevailing party (if any) as determined by the arbitrator will be awarded its reasonable attorney fees and costs from the non-prevailing party.
8.9Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless the same will be in writing and signed by all of the Parties. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be valid unless the same will be in writing and signed by the Party making such waiver nor will such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.
8.10Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
8.11Expenses. Seller will bear all of the costs and expenses (including legal and accounting fees and expenses) incurred by Seller and the Company in connection with this Agreement and the transactions contemplated hereby, and Buyer will bear all of its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.
8.12Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or non-U.S. statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.
8.13Rights Cumulative. No right granted to the Parties under this Agreement on default or breach is intended to be in full or complete satisfaction of any damages arising out of such default or breach, and each and every right under this Agreement, or under any other document or instrument delivered hereunder, or allowed by law or equity, will be cumulative and may be exercised from time to time.
8.14Jurisdiction. Subject to the requirement of Section 8.8, each of the Parties submits to the jurisdiction of any state or federal court sitting in County of Los Angeles, State of California in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.
* * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, to be effective as of the Effective Date.

“SELLER”

IMMUNITYBIO, INC.,
a Delaware Corporation

By: /s/ DAVID C. SACHS
Name: David C. Sachs
Its: CFO

“BUYER”

NANT CAPITAL, LLC,
a Delaware limited liability company

By: /s/ CHARLES KENWORTHY
Name: Charles Kenworthy
Its: Authorized Signatory
List of Schedules and Exhibits:
Disclosure Schedule
Schedule 5.4
Exhibit A:    Form of Assignment and Assumption of Membership Interests
Exhibit Z:    Definitions

EXHIBIT Z
DEFINITIONS
“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys’ fees and expenses.
“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.
“Agreement” has the meaning set forth in the preamble to this Agreement. “Business” means the business of owning and operating the Real Property. “Buyer” has the meaning set forth in the preamble to this Agreement.
“Cash” means cash and cash equivalents (including marketable securities and short-term investments).
“Closing” has the meaning set forth in Section 2.3.
“Closing Date” has the meaning set forth in the preamble to this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning set forth in the recitals to this Agreement.
“Company Interests” has the meaning set forth in Section 2.1.
“Confidential Information” means (a) in the case of Buyer or the Company, any information concerning the Business that is not already generally available to the public through no breach of confidentiality under this Agreement by or other bad faith or wrongful act of any Seller, and (b) in the case of Seller, any personal or financial information of the applicable Seller that is not already generally available to the public through no breach of confidentiality under this Agreement by or other bad faith or wrongful act of Buyer, and (c) in the case of all Parties, the terms of this Agreement and any agreement entered into in connection with this Agreement.
“Disclosure Schedule” has the meaning set forth in Article IV.
“Effective Date” has the meaning set forth in the recitals to this Agreement.
“Encumbrance” means any Lien, Tax, hypothecation, claim, lease, license, option, warrants, demands, commitments, Order, imperfection of title, preemptive right, right of first refusal, repurchase right, conversion right, exchange right, redemption right or “put” or “call” right, or any other condition or restriction (including without limitation any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any

Exhibit Z - 1

other attribute of ownership of any asset, or any requirement to issue, sell, or otherwise cause to become outstanding any asset), whether or not created by statute or agreement.
“Environmental, Health, and Safety Requirements” means all federal, state, local, and non-U.S. statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations, and all common law concerning public and worker health and safety (as relates to exposure to hazardous materials), pollution, or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, exposure to, or cleanup of any hazardous materials, substances, wastes, chemical substances, mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, odor, mold, or radiation.
“FCPA” has the meaning set forth in Section 4.16.
“Fiduciary” has the meaning set forth in ERISA Section 3(21).
“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.
“Indemnification Basket” has the meaning set forth in Section 7.5.
“Indemnified Party” has the meaning set forth in Section 7.4(a).
“Indemnifying Notice” has the meaning set forth in Section 7.4(a).
“Indemnifying Party” has the meaning set forth in Section 7.4(a).
“Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.
“Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest.
“Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be (or could reasonably be expected to be) materially adverse to the Business, including the assets, financial condition, operating results or operations of the Business conducted by the Company, taken as a whole, or to the ability of the Parties to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether Buyer has knowledge of such effect or change on the date hereof) (but excluding, where the context applies, any such adverse item, event or circumstance arising out of or relating to (i) any change or development applicable to the United States economy generally, (ii) any change in applicable law or in accounting requirements or principles required under GAAP, or (iii) any acts of terrorism or war (whether declared or not) or natural disaster). In no event need any effect or change adversely affect the

Exhibit Z - 2

Business’s long-term earnings power or potential in a durationally significant manner in order to constitute a Material Adverse Effect or a Material Adverse Change, it being understood and agreed that a short-term adverse effect may constitute a Material Adverse Effect or a Material Adverse Change.
“Ordinary Course of Business” means the ordinary course of the conduct of the Business consistent with past custom and practice (including with respect to quantity and frequency).
“Organizational Document” of any Person that is an entity means, as applicable, the Articles of Incorporation, Articles of Organization, Certificate of Formation, bylaws, charter, operating agreement, limited liability company agreement, partnership agreement, or other equivalent organizational or governing document of such Person.
“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.
“Permitted Encumbrance” means those Encumbrances shown on the Title Policy issued to the Company on or about September 20, 2017.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).
“Purchase Price” has the meaning set forth in Section 2.2.
“Real Property” means the improved real property owned by the Company, which is located at 557 South Douglas Street, El Segundo, California, 90245.
“Security” has the meaning given to such term by the Securities Act, and “securities” means more than one security.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Seller” has the meaning set forth in the preamble to this Agreement.
“Speculative Damages” has the meaning set forth in Section 7.9.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled,

Exhibit Z - 3

directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons will be allocated a majority of such business entity’s gains or losses or will be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” will include all Subsidiaries of such Subsidiary.
“Tax” or “Taxes” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Third-Party Claim” has the meaning set forth in Section 7.4(a)

Exhibit Z - 4